UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2016

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, LA 70113 Telephone (504) 576-4000 72-1229752	1-32718	ENTERGY LOUISIANA, LLC (a Texas limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 576-4000 47-4469646
1-10764	ENTERGY ARKANSAS, INC. (an Arkansas corporation) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000 71-0005900	1-35747	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Street New Orleans, Louisiana 70112 Telephone (504) 670-3700 72-0273040

_____________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

For Entergy New Orleans, Inc. (“Entergy New Orleans”), the information included in Item 8.01 is incorporated herein by reference.

Item 8.01. Other Events.

As previously disclosed, in December 2014, Entergy Arkansas, Inc. (“Entergy Arkansas”), Entergy Gulf States Louisiana, L.L.C. (“Entergy Gulf States Louisiana”) and Entergy Texas, Inc. (“Entergy Texas”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) to acquire the Union Power Station from Union Power Partners, L.P. (the “Union Power Station Acquisition”). The Union Power Station is a 1,980 MW (summer rating) power generation facility located near El Dorado, Arkansas that consists of four natural gas-fired, combined -cycle turbine power blocks, each rated at 495 MW (summer rating). Pursuant to the Asset Purchase Agreement, Entergy Arkansas was obligated to purchase one power block and a 25% undivided ownership interest in certain assets related to the facility. Entergy New Orleans, Inc. (“Entergy New Orleans”) succeeded to the obligation of Entergy Texas to acquire one power block and a 25% undivided ownership interest in certain assets related to the facility. As a result of the business combination of Entergy Gulf States Louisiana and Entergy Louisiana, LLC (“Entergy Louisiana”) in October 2015, Entergy Louisiana succeeded to Entergy Gulf States Louisiana’s obligation to purchase two power blocks and a 50% undivided ownership interest in certain assets relating to the facility.

The Union Power Station Acquisition closed on March 3, 2016. The aggregate purchase price for the Union Power Station was approximately $948 million (approximately $237 million for each power block and associated assets) subject to further adjustment.

Entergy Arkansas paid its purchase price of approximately $237 million using $32 million of the proceeds of the long-term debt issued in early January 2016 in a registered public offering with the remainder from other available funds. Entergy Louisiana paid its purchase price of approximately $474 million through the use of existing cash from operations and initial borrowings from the Entergy System Money Pool and its revolving credit facility. Entergy New Orleans paid its purchase price of approximately $237 million through the use of existing cash from operations and initial borrowings from the Entergy System Money Pool and its revolving credit facility with the remainder from other available funds. Such other available funds for Entergy Arkansas and Entergy New Orleans were principally an equity contribution from Entergy Corporation. Entergy Louisiana and Entergy New Orleans expect to issue long-term debt, in part, to refinance those borrowings in the first half of the year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Arkansas, Inc.
Entergy Louisiana, LLC
Entergy New Orleans, Inc.

By: /s/ Marcus V. Brown
Marcus V. Brown
Executive Vice President and
General Counsel

Dated: March 3, 2016